AMENDMENT NO. 2
                                     TO THE
                      1995 STOCK OPTION AND INCENTIVE PLAN
                                       OF
                    FRANCHISE FINANCE CORPORATION OF AMERICA

     WHEREAS, on January 28, 2000, the Board of Directors of Franchise Finance Corporation of America (the "Company"), unanimously approved a resolution to amend the Company's 1995 Stock Option and Incentive Plan (the "Plan") to extend the term of the Plan, subject to approval by the Company's shareholders;

     WHEREAS, on May 10, 2000, the Executive Committee of the Board of Directors of the Company unanimously approved a resolution to amend the Plan to extend the term of the Plan to June 1, 2004, subject to approval by the Company's shareholders;

     WHEREAS, the Company's shareholders approved the amendment to the Plan at the Annual Meeting of Shareholders held on May 10, 2000; and

     WHEREAS, the Board of Directors of the Company unanimously approved a resolution on January 28, 2000, to grant Non-qualified Stock Options to purchase 6,000 shares of the Company's Common Stock, par value $.01 per share, to the Non-Employee Directors of the Company in lieu of the grants provided for under
Section 3.05 of the Plan.

     The Plan is therefore amended as follows:

     Section 3.05 of the Plan is deleted in its entirety and replaced with a new
Section 3.05, which reads as follows:

     "SECTION 3.05. NON-EMPLOYEE DIRECTORS. Notwithstanding anything in this Plan to the contrary, Non-Employee Directors may be granted Options only pursuant to the provisions contained in this Section 3.05.

          (a) On the day of the Company's Annual Meeting of Shareholders (the "Grant Date"), a Non-Employee Director shall automatically, without further action by the Board or the Committee, be granted certain Non-Qualified Stock Options to purchase 6,000 shares of the Company's Common Stock. If on the Grant Date the Company is in possession of material, undisclosed information that would prevent it from issuing securities, then the grant of the Options will be suspended until the third day after the public dissemination of the information (or the first trading day thereafter). Only the legal counsel to the Company may suspend the Grant Date; the amount, pricing and other terms of the grant will remain as set forth in this Section 3.05, with the exercise price of the Option determined in accordance with the formula on the date the Option is finally granted.

          (b) Options granted to Non-Employee Directors under the Plan may only be Non-Qualified Options. The price per share of the Common Stock subject to each Option granted under the Plan shall not be less than 100% of the Fair Market Value of the Common stock on the Grant Date.
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          (c) In addition to the  provisions  contained in Section 10.02 of this
     Plan, neither the Board nor the Committee may amend, more than once every six months, the provisions of the Plan regarding (i) the selection of the Non-Employee Directors to whom Options are to be granted, (ii) the timing of such grants, (iii) the number of shares subject to any Option, (iv) the exercise price of any Option, (v) the periods during which any Option may be exercised, and (vi) the term of any Option, other than to comport with changes in the Code, as amended, the Employee Retirement Income Security Act, as amended, or the rules and regulations thereunder. In addition, neither the Board nor the Committee may amend the Option Percentage without the advice of legal counsel to the Company."

     Section 10.02 of the Plan is deleted in its entirety and replaced with a new Section 10.02, which reads as follows:

     "Section 10.02. AMENDMENT, SUSPENSION OR TERMINATION OF THIS PLAN. Subject to the conditions contained in Section 3.05(c) herein, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without approval of the Company's stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Committee or Board may, except as provided in
Section 10.03, increase the limits imposed in Section 2.01 on the maximum number of shares which may be issued under this Plan, and no action of the Committee or Board may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of an Option, Performance Award or Restricted Stock, alter or impair any rights or obligations under any Option, Performance Award or Restricted Stock theretofore granted or awarded. No Option, Performance Award or Restricted Stock may be granted or awarded during any period of suspension nor after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after June 1, 2004."

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     IN WITNESS  WHEREOF,  the  undersigned  have caused this  instrument  to be executed as of the 10th day of May, 2000.

                                        FRANCHISE FINANCE CORPORATION OF
                                        AMERICA, a Delaware corporation


                                        By: /s/ Christopher H. Volk
                                            ------------------------------------
                                            Christopher H. Volk, President


                                        By: /s/ Dennis L. Ruben
                                            ------------------------------------
                                            Dennis L. Ruben, Secretary

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